UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2016

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	86-0812139
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 East Basse Road, Suite 100

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 27, 2016, Clear Channel Outdoor Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders. Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Company’s Annual Meeting of Stockholders.

1.	The Company’s stockholders elected each of the following three nominees for directors to serve as directors for a three year term or until his or her successor shall have been elected and qualified.

Proposal 1. Election of Directors

	For	Withheld	Non Votes
Class A Common Stock
Blair E. Hendrix	21,073,171	18,442,797	4,096,633
Douglas L. Jacobs	29,910,983	9,604,985	4,096,633
Daniel G. Jones	21,079,899	18,436,069	4,096,633

Class B Common Stock
Blair E. Hendrix	6,300,000,000	—	—
Douglas L. Jacobs	6,300,000,000	—	—
Daniel G. Jones	6,300,000,000	—	—

Total
Blair E. Hendrix	6,321,073,171	18,442,797	4,096,633
Douglas L. Jacobs	6,329,910,983	9,604,985	4,096,633
Daniel G. Jones	6,321,079,899	18,436,069	4,096,633

2.	The selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016 was ratified.

Proposal 2: Ratification of Auditors

	For	Against	Abstain	Non-Vote
Class A Common Stock	39,425,498	4,083,329	104,396	—
Class B Common Stock	6,300,000,000	—	—	—

Total	6,339,425,498	4,083,329	104,396	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: June 2, 2016	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Associate General Counsel and Assistant Secretary